Exhibit 99.1

Investor Contact: Mark Melnyk 407-613-3327 mark.melnyk@hgv.com	Media Contact: Lauren George 407-613-8431 lauren.george@hgv.com
FOR IMMEDIATE RELEASE
Hilton Grand Vacations Reports Fourth Quarter and Full Year 2025 Results
ORLANDO, Fla. (Feb. 26, 2026) – Hilton Grand Vacations Inc. (NYSE: HGV) (“HGV” or “the Company”) today reports its fourth quarter and full year 2025 results.
Fourth quarter of 2025 highlights1
•Total contract sales were $852 million, an increase of 1.8% compared to the fourth quarter of 2024.
•Total revenues were $1.333 billion.
◦Total revenues were affected by a net construction deferral of $61 million.
•Net income attributable to stockholders was $48 million and diluted EPS was $0.55.
◦Adjusted net income attributable to stockholders was $76 million and adjusted diluted EPS was $0.88.
◦Net income and Adjusted Net Income attributable to stockholders were affected by a net construction deferral of $32 million, or $(0.37) per share.
•Adjusted EBITDA attributable to stockholders was $292 million.
◦Adjusted EBITDA attributable to stockholders was affected by a net construction deferral of $32 million.
•During the fourth quarter, the Company repurchased 3.5 million shares of common stock for $150 million.
◦From Jan. 1 through Feb. 19, 2026, the Company has repurchased approximately 1.9 million shares for $89 million and currently has $339 million of remaining availability under the 2025 share repurchase program.
Full Year 2026 Outlook
•The Company expects full-year 2026 Adjusted EBITDA attributable to stockholders excluding deferrals and recognitions to be in a range of $1.185 billion to $1.225 billion.
“We generated strong results in the fourth quarter, with growth in contract sales and EBITDA, in addition to expanding our margins,” said Mark Wang, CEO of Hilton Grand Vacations. “We also delivered on the expectations we set for the full year, finishing in the upper half of our guidance range while returning a record amount of capital to shareholders.”
“2025 was a year of meaningful progress for HGV,” Wang continued. “We made key investments to expand our lead generation, improved our execution across the business, and continued to evolve our product offering to further strengthen our value proposition. As we look ahead, we plan to build upon those successes as we advance toward our long-term model of driving consistent growth and efficiency gains to support material cash flow generation.”
1.The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Overview
On Jan. 17, 2024, HGV completed the acquisition of Bluegreen Vacations Holding Corporation (“Bluegreen” or “Bluegreen Vacations”).
For the quarter ended Dec. 31, 2025, diluted EPS was $0.55 compared to $0.19 for the quarter ended Dec. 31, 2024. Net income attributable to stockholders and Adjusted EBITDA attributable to stockholders were $48 million and $292 million, respectively, for the quarter ended Dec. 31, 2025, compared to net income attributable to stockholders and Adjusted EBITDA attributable to stockholders of $20 million and $240 million, respectively, for the quarter ended Dec. 31, 2024. Total revenues for the quarter ended Dec. 31, 2025, were $1.333 billion compared to $1.284 billion for the quarter ended Dec. 31, 2024.
Net income attributable to stockholders and Adjusted EBITDA attributable to stockholders for the quarter ended Dec. 31, 2025, included a net construction deferral activity of $32 million relating to projects under construction in Hawaii and Japan during the period. Net income attributable to stockholders and Adjusted EBITDA attributable to stockholders for the quarter ended Dec. 31, 2024, included net construction deferral activity of $49 million relating to projects under construction in Hawaii during the period.
During the first quarter of 2025, the Company renamed the line item “Sales, marketing, brand and other fees,” as previously shown on the consolidated statements of income, and used elsewhere within the filing, to “Fee-for-service commissions, package sales and other,” to better align with the underlying activity. This change did not result in any reclassification of revenues and had no impact on the Company's consolidated results for any of the periods presented.
Consolidated Segment Highlights – Fourth quarter of 2025
Real Estate Sales and Financing
For the quarter ended Dec. 31, 2025, Real Estate Sales and Financing segment revenues were $795 million, an increase of $26 million compared to the quarter ended Dec. 31, 2024. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $214 million and 26.9%, respectively, for the quarter ended Dec. 31, 2025, compared to $170 million and 22.1%, respectively, for the quarter ended Dec. 31, 2024. Real Estate Sales and Financing segment revenues results in the fourth quarter of 2025 increased primarily due to a $42 million increase in Sales of VOI, net, partially offset by a $19 million decrease in Financing revenue.
Real Estate Sales and Financing segment Adjusted EBITDA reflects a net construction deferral of $32 million for the quarter ended Dec. 31, 2025, compared to $49 million net construction deferral for the quarter ended Dec. 31, 2024, both of which reduced reported Adjusted EBITDA attributable to stockholders.
Contract sales for the quarter ended Dec. 31, 2025, increased $15 million to $852 million compared to the quarter ended Dec. 31, 2024. For the quarter ended Dec. 31, 2025, tours increased by 8.7% and VPG decreased by 6.4% compared to the quarter ended Dec. 31, 2024. For the quarter ended Dec. 31, 2025, fee-for-service contract sales represented 16.2% of contract sales compared to 18.3% for the quarter ended Dec. 31, 2024.
Financing revenues for the quarter ended Dec. 31, 2025, decreased by $19 million compared to the quarter ended Dec. 31, 2024. This was driven primarily by a decrease in the premium amortization of acquired timeshare financing receivables as of Dec. 31, 2025, compared to Dec. 31, 2024.
Resort Operations and Club Management
For the quarter ended Dec. 31, 2025, Resort Operations and Club Management segment revenue was $423 million, an increase of $24 million compared to the quarter ended Dec. 31, 2024. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $179 million and 42.3%, respectively, for the quarter ended Dec. 31, 2025, compared to $162 million and 40.6%, respectively, for the quarter ended Dec. 31, 2024. Resort Operations and Club Management segment revenues results in the fourth quarter of 2025 increased primarily due to an $13 million increase in resort and club management revenue and a $4 million increase in rental revenue.
Inventory
The estimated value of the Company’s total contract sales pipeline is $14.7 billion at current pricing, of which 72% is currently available for sale.
Owned inventory represents 86.7% of the Company’s total pipeline.
Fee-for-service inventory represents 13.3% of the Company’s total pipeline.

Balance Sheet and Liquidity
Total cash and cash equivalents were $239 million and total restricted cash was $332 million as of Dec. 31, 2025.
As of Dec. 31, 2025, the Company had $4.5 billion of corporate debt, net outstanding with a weighted average interest rate of 5.69% and $2.7 billion of non-recourse debt, net outstanding with a weighted average interest rate of 5.02%.
As of Dec. 31, 2025, the Company’s liquidity position consisted of $239 million of unrestricted cash and $809 million remaining borrowing capacity under the revolver facility.
As of Dec. 31, 2025, the Company has $235 million remaining borrowing capacity in total under the Timeshare Facility. As of Dec. 31, 2025, the Company had $943 million of notes that were current on payments but not securitized. Of that figure, approximately $374 million could be monetized through either warehouse borrowing or securitization while another $388 million of mortgage notes the Company anticipates being eligible following certain customary milestones such as first payment, deeding and recording.
Free cash flow was $125 million for the quarter ended Dec. 31, 2025, compared to $48 million for the same period in the prior year. Adjusted free cash flow was $414 million for the quarter ended Dec. 31, 2025, compared to $883 million for the same period in the prior year. Adjusted free cash flow for the quarter ended Dec. 31, 2025, and 2024, includes add-backs of $42 million and $88 million, respectively, primarily for acquisition and integration related costs.
As of Dec. 31, 2025, the Company’s total net leverage on a trailing 12-month basis, inclusive of all anticipated cost synergies, was approximately 3.78x.
Financing Business Optimization
In light of HGV’s recent capital markets consolidation and strong track record of execution in securitization markets, the Company intends to take advantage of its significant excess liquidity position by optimizing its securitization strategy through increased use of non-recourse credit markets, generating incremental cash flow that can be deployed for additional capital returns and business reinvestment.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)
The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1 below. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.
T-1
NET CONSTRUCTION DEFERRAL ACTIVITY
(in millions)

	2025
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs deferrals	$(126)	$(82)	$(99)	$(61)	$(368)
Cost of VOI sales deferrals(1)	(37)	(23)	(26)	(19)	(105)
Sales and marketing expense deferrals	(21)	(14)	(16)	(10)	(61)
Net construction deferrals(2)	$(68)	$(45)	$(57)	$(32)	$(202)

Net (loss) income attributable to stockholders	$(17)	$25	$25	$48	$81
Net income attributable to noncontrolling interest	5	3	5	5	18
Net (loss) income	(12)	28	30	53	99
Interest expense	77	79	79	76	311
Income tax expense	6	15	15	40	76
Depreciation and amortization	67	59	67	80	273
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1	—	—	1
EBITDA	138	182	191	249	760
Other (gain) loss, net	(6)	(4)	3	—	(7)
Share-based compensation expense	12	23	19	10	64
Acquisition and integration-related expense	28	26	24	20	98
Impairment expense	—	1	1	1	3
Other adjustment items(3)	13	10	11	17	51
Adjusted EBITDA	185	238	249	297	969
Adjusted EBITDA attributable to noncontrolling interest	5	5	4	5	19
Adjusted EBITDA attributable to stockholders	$180	$233	$245	$292	$950

NET CONSTRUCTION DEFERRAL ACTIVITY
(CONTINUED, in millions)

	2024
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs recognitions (deferrals)	$2	$(13)	$49	$(90)	$(52)
Cost of VOI sales (deferrals) recognitions(1)	(1)	(4)	15	(28)	(18)
Sales and marketing expense (deferrals) recognitions	—	(1)	7	(13)	(7)
Net construction recognitions (deferrals)(2)	$3	$(8)	$27	$(49)	$(27)

Net (loss) income attributable to stockholders	$(4)	$2	$29	$20	$47
Net income attributable to noncontrolling interest	2	2	3	6	13
Net (loss) income	(2)	4	32	26	60
Interest expense	79	87	84	79	329
Income tax (benefit) expense	(11)	3	61	23	76
Depreciation and amortization	62	68	68	70	268
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	2	(1)	—	2
EBITDA	129	164	244	198	735
Other loss (gain), net	5	3	(9)	12	11
Share-based compensation expense	9	18	11	9	47
Acquisition and integration-related expense	109	48	36	44	237
Impairment expense	2	—	—	—	2
Other adjustment items(3)	22	33	25	(18)	62
Adjusted EBITDA	276	266	307	245	1,094
Adjusted EBITDA attributable to noncontrolling interest	3	4	4	5	16
Adjusted EBITDA attributable to stockholders	$273	$262	$303	$240	$1,078
(1)Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.
(2)The table represents deferrals and recognitions of Sales of VOIs revenue and direct costs for properties under construction.
(3)Includes costs associated with restructuring, one-time charges, other non-cash items and amortization of fair value premiums and discounts resulting from purchase accounting.

Conference Call
Hilton Grand Vacations will host a conference call on Feb. 26, 2026, at 9 a.m. (ET) to discuss fourth quarter and full year 2025 results.
To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.
In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.
A replay will be available within 24 hours after the teleconference’s completion through March 12, 2026. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID# 13758078. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts.
HGV cautions you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties, could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating.
For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K, which may be supplemented and updated by the risk factors in HGV’s quarterly reports, current reports and other filings HGV makes with the SEC.
HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Presentation of Financial Information
Financial information discussed in this press release includes certain non-GAAP financial measures such as Adjusted Net Income or Loss, Adjusted Net Income or Loss Attributable to Stockholders, Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Attributable to Stockholders, EBITDA profit margin, Adjusted EBITDA profit margin, Free Cash Flow and Adjusted Free Cash Flow, profits and profit margins for HGV’s key activities - real estate, financing, resort and club management, and rental and ancillary services.
Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.
These non-GAAP financial measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons. The Company believes these additional measures are also important in helping investors understand the performance and efficiency with which we are able to convert revenues for each of these key activities into operating profit, both in dollars and as margins, and are frequently used by securities analysts, investors and other interested parties as one of common performance measures to compare results or estimate valuations across companies in our industry. Management also internally uses these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

Exclusion of items in the Company's non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring.
The Company refers to Adjusted EBITDA guidance excluding deferrals and recognitions, which does not take into account any future deferrals of revenues and direct expenses related to the sales of VOIs under construction that are recognized, only on a non-GAAP basis, as the quantification of reconciling items to the most directly comparable U.S. GAAP financial measure is not readily available without unreasonable effort due to uncertainties associated with the timing and amount of such items. These items may create a material difference between the non-GAAP and comparable U.S. GAAP results.
The Company may use its website as a means of disclosing information concerning its operations, results and prospects, including information which may constitute material nonpublic information, and for complying with its disclosure obligations under SEC Regulation FD. Disclosure of such information will be included on the Company's website in the Investor Relations section at https://investors.hgv.com. Accordingly, investors should monitor such section of the Company website, in addition to accessing its press releases, its submissions and filings with the SEC, and its publicly noticed conference calls and webcasts.
About Hilton Grand Vacations Inc.
Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company and is the exclusive vacation ownership partner of Hilton. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets, and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and more than 720,000 Club Members. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world.
For more information, visit www.corporate.hgv.com. Follow us on Instagram, Facebook, LinkedIn, X (formerly Twitter), Pinterest and YouTube.
HILTON GRAND VACATIONS INC.
DEFINITIONS
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders
EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income, before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains and losses, including asset dispositions and foreign currency transactions; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
Adjusted EBITDA Attributable to Stockholders is calculated as Adjusted EBITDA, as previously defined, excluding amounts attributable to the noncontrolling interest in Bluegreen/Big Cedar Vacations in which HGV owns a 51% interest (“Big Cedar”).
EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders may not be comparable to similarly titled measures of other companies.
HGV believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income, cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.
Because of these limitations, EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS Attributable to Stockholders
Adjusted Net Income, presented herein, is calculated as net income further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges. Adjusted Net Income Attributable to Stockholders, presented herein, is calculated as Adjusted Net Income, as defined above, excluding amounts attributable to the noncontrolling interest in Big Cedar. Adjusted Diluted EPS, presented herein, is calculated as Adjusted Net Income Attributable to Stockholders, as defined above, divided by diluted weighted average shares outstanding.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definition may not be comparable to similarly titled measures of other companies.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS are useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents cash from operating activities less non-inventory capital spending.
Adjusted Free Cash Flow represents free cash flow further adjusted for net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.
We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provide useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.
Non-GAAP Measures within Our Segments
Sales revenue represents sales of VOIs, net, and Fee-for-service commissions earned from the sale of fee-for-service VOIs. Fee-for-service commissions represents Fee-for-service commissions, package sales and other fees, which corresponds to the applicable line item from our consolidated statements of income, adjusted by marketing revenue and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Real estate expense represents costs of VOI sales and Sales and marketing expense, net. Sales and marketing expense, net represents sales and marketing expense, which corresponds to the applicable line item from our consolidated statements of income, adjusted by marketing revenue and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Both fee-for-service commissions and brand fees and sales and marketing expense, net, represent non-GAAP measures. We present these items net because it provides a meaningful measure of our underlying real estate profit related to our primary real estate activities which focus on the sales and costs associated with our VOIs.
Real estate profit represents sales revenue less real estate expense. Real estate margin is calculated as a percentage by dividing real estate profit by sales revenue. We consider real estate profit margin to be an important non-GAAP operating measure because it measures the efficiency of our sales and marketing spending, management of inventory costs, and initiatives intended to improve profitability.
Financing profit represents financing revenue, net of financing expense, both of which correspond to the applicable line items from our consolidated statements of income. Financing profit margin is calculated as a percentage by dividing financing profit by financing revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our financing business in connection with our VOI sales.
Resort and club management profit represents resort and club management revenue, net of resort and club management expense, both of which correspond to the applicable line items from our consolidated statements of income. Resort and club management profit margin is calculated as a percentage by dividing resort and club management profit by resort and club management revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our resort and club management business that support our VOI sales business.
Rental and ancillary services profit represents rental and ancillary services revenues, net of rental and ancillary services expenses, both of which correspond to the applicable line items from our consolidated statements of income. Rental and ancillary services profit margin is calculated as a percentage by dividing rental and ancillary services profit by rental and ancillary services revenue. We consider this to be an important non-GAAP operating measure because it measures our ability to convert available inventory and unoccupied rooms into revenue and profit by transient rentals, as well as profitability of other services, such as food and beverage, retail, spa offerings and other guest services.
Real Estate Metrics
Contract sales represents the total amount of VOI products (fee-for-service, just-in-time, developed, and points-based) under purchase agreements signed during the period where we have received a down payment of at least 10% of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our consolidated statements of income due to the requirements for revenue recognition, as well as adjustments for incentives. While we do not record the purchase price of sales of VOI products developed by fee-for-service partners as revenue in our consolidated financial statements, rather recording the commission earned as revenue in accordance with U.S. GAAP, we believe contract sales to be an important operational metric, reflective of the overall volume and pace of sales in our business and believe it provides meaningful comparability of HGV’s results the results of our competitors which may source their VOI products differently. HGV believes that the presentation of contract sales on a combined basis (fee-for-service, just-in-time, developed, and points-based) is most appropriate for the purpose of the operating metric; additional information regarding the split of contract sales, included in “—Real Estate” included in Item 7 in the Annual Report on form 10-K for the year ended December 31, 2025. See Note 2: Summary of Significant Accounting Policies in HGV's consolidated financial statements included in Item 8 in the Annual Report on form 10-K for the year ended December 31, 2025, for additional information on Sales of VOIs, net.
Developed Inventory refers to VOI inventory that is sourced from projects developed by HGV.
Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.
Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.
Points-Based Inventory refers to VOI sales that are backed by physical real estate that is or will be contributed to a trust.
Net Owner Growth (“NOG”) represents the year-over-year change in membership.
Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.
Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. HGV considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.
FINANCIAL TABLES

HILTON GRAND VACATIONS INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	December 31,
	2025	2024
ASSETS
Cash and cash equivalents	$239	$328
Restricted cash	332	438
Accounts receivable, net	270	315
Timeshare financing receivables, net	3,115	3,006
Inventory	2,522	2,244
Property and equipment, net	859	792
Operating lease right-of-use assets, net	72	84
Investments in unconsolidated affiliates	63	73
Goodwill	1,985	1,985
Intangible assets, net	1,670	1,787
Other assets	410	390
TOTAL ASSETS	$11,537	$11,442

LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$1,018	$1,125
Advanced deposits	228	226
Debt, net	4,545	4,601
Non-recourse debt, net	2,716	2,318
Operating lease liabilities	89	100
Deferred revenues	637	252
Deferred income tax liabilities	864	925
Total liabilities	10,097	9,547
Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of December 31, 2025 and 2024	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 83,133,678 shares issued and outstanding as of December 31, 2025, and 96,720,179 shares issued and outstanding as of December 31, 2024	1	1
Additional paid-in capital	1,276	1,399
Accumulated retained earnings	34	352
Accumulated other comprehensive loss	(22)	—
Total stockholders' equity	1,289	1,752
Noncontrolling interest	151	143
Total equity	1,440	1,895
TOTAL LIABILITIES AND EQUITY	$11,537	$11,442

HILTON GRAND VACATIONS INC.
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Sales of VOIs, net	$492	$450	$1,812	$1,909
Fee-for-service commissions, package sales and other fees	169	166	664	637
Financing	134	153	513	464
Resort and club management	219	206	778	722
Rental and ancillary services	178	174	746	733
Cost reimbursements	141	135	534	516
Total revenues	1,333	1,284	5,047	4,981
Expenses
Cost of VOI sales	46	51	152	239
Sales and marketing	470	447	1,871	1,768
Financing	53	60	215	188
Resort and club management	59	59	227	211
Rental and ancillary services	186	185	785	724
General and administrative	53	52	215	199
Acquisition and integration-related expense	20	44	98	237
Depreciation and amortization	80	70	273	268
License fee expense	57	47	214	171
Impairment expense	1	—	3	2
Cost reimbursements	141	135	534	516
Total operating expenses	1,166	1,150	4,587	4,523
Interest expense	(76)	(79)	(311)	(329)
Equity in earnings from unconsolidated affiliates	2	6	19	18
Other (loss) gain, net	—	(12)	7	(11)
Income before income taxes	93	49	175	136
Income tax expense	(40)	(23)	(76)	(76)
Net income	53	26	99	60
Net income attributable to noncontrolling interest	5	6	18	13
Net income attributable to stockholders	$48	$20	$81	$47
Earnings per share(1):
Basic	$0.56	$0.20	$0.90	$0.46
Diluted	$0.55	$0.19	$0.89	$0.45
(1)Earnings per share is calculated using whole numbers.

HILTON GRAND VACATIONS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating Activities
Net income	$53	$26	$99	$60
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80	70	273	268
Amortization of deferred financing costs, acquisition premiums and other	16	(13)	73	83
Provision for loan losses	131	103	442	377
Impairment expense	1	—	3	2
Other loss (gain), net	—	12	(7)	11
Share-based compensation	10	9	64	47
Deferred income tax expense	(62)	(29)	(56)	(29)
Equity in earnings from unconsolidated affiliates	(2)	(6)	(19)	(18)
Return on investment in unconsolidated affiliates	18	6	28	16
Net changes in assets and liabilities, net of effects of acquisition:
Accounts receivable, net	174	84	57	224
Timeshare financing receivables	(198)	(162)	(669)	(563)
Inventory	(35)	(40)	(120)	(78)
Purchases and development of real estate for future conversion to inventory	(23)	(66)	(96)	(127)
Other assets	48	2	(54)	(8)
Accounts payable, accrued expenses and other	(44)	68	(105)	21
Advanced deposits	(1)	2	2	6
Deferred revenues	1	39	385	17
Net cash provided by operating activities	167	105	300	309
Investing Activities
Acquisition of a business, net of cash and restricted cash acquired	—	—	—	(1,444)
Capital expenditures for property and equipment (excluding inventory)	(20)	(15)	(70)	(42)
Software capitalization costs	(22)	(42)	(76)	(84)
Other	—	—	—	(1)
Net cash used in investing activities	(42)	(57)	(146)	(1,571)
Financing Activities
Proceeds from debt	552	518	2,789	2,758
Proceeds from non-recourse debt	983	944	3,738	1,849
Repayment of debt	(726)	(947)	(2,907)	(1,353)
Repayment of non-recourse debt	(736)	(197)	(3,334)	(1,590)
Payment of debt issuance costs	(6)	(10)	(27)	(62)
Repurchase and retirement of common stock	(150)	(125)	(600)	(432)
Payment of withholding taxes on vesting of restricted stock units	—	—	(9)	(21)
Proceeds from employee stock plan purchases	7	7	15	12
Proceeds from stock option exercises	2	—	13	7
Distributions to noncontrolling interest holder	(10)	(5)	(10)	(10)
Other	(2)	—	(6)	(2)
Net cash (used in) provided by financing activities	(86)	185	(338)	1,156
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(11)	(8)	(11)	(13)
Net increase (decrease) in cash, cash equivalents and restricted cash	28	225	(195)	(119)
Cash, cash equivalents and restricted cash, beginning of period	543	541	766	885
Cash, cash equivalents and restricted cash, end of period	571	766	571	766
Less: Restricted Cash	332	438	332	438
Cash and cash equivalents	$239	$328	$239	$328

HILTON GRAND VACATIONS INC.
FREE CASH FLOW RECONCILIATION
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$167	$105	$300	$309
Capital expenditures for property and equipment	(20)	(15)	(70)	(42)
Software capitalization costs	(22)	(42)	(76)	(84)
Free Cash Flow	$125	$48	$154	$183
Non-recourse debt activity, net	247	747	404	259
Litigation settlement payment	—	—	—	63
Acquisition and integration-related expense	20	44	98	237
Other adjustment items(1)	22	44	100	95
Adjusted Free Cash Flow	$414	$883	$756	$837
(1)Includes capitalized acquisition and integration-related costs and other one-time adjustments.

HILTON GRAND VACATIONS INC.
SEGMENT REVENUE RECONCILIATION
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Real estate sales and financing	$795	$769	$2,989	$3,010
Resort operations and club management	423	399	1,625	1,528
Total segment revenues	1,218	1,168	4,614	4,538
Cost reimbursements	141	135	534	516
Intersegment eliminations	(26)	(19)	(101)	(73)
Total revenues	$1,333	$1,284	$5,047	$4,981

HILTON GRAND VACATIONS INC.
SEGMENT ADJUSTED EBITDA AND ADJUSTED EBITDA ATTRIBUTABLE TO STOCKHOLDERS
TO NET INCOME ATTRIBUTABLE TO STOCKHOLDERS
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income attributable to stockholders	$48	$20	$81	$47
Net income attributable to noncontrolling interest	5	6	18	13
Net income	53	26	99	60
Interest expense	76	79	311	329
Income tax expense	40	23	76	76
Depreciation and amortization	80	70	273	268
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—	1	2
EBITDA	249	198	760	735
Other loss (gain), net	—	12	(7)	11
Share-based compensation expense	10	9	64	47
Acquisition and integration-related expense	20	44	98	237
Impairment expense	1	—	3	2
Other adjustment items(1)	17	(18)	51	62
Adjusted EBITDA	297	245	969	1,094
Adjusted EBITDA attributable to noncontrolling interest	5	5	19	16
Adjusted EBITDA attributable to stockholders	$292	$240	$950	$1,078

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$214	$170	$707	$802
Resort operations and club management(2)	179	162	620	604
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	3	6	20	20
License fee expense	(57)	(47)	(214)	(171)
General and administrative(3)	(42)	(46)	(164)	(161)
Adjusted EBITDA	297	245	969	1,094
Adjusted EBITDA attributable to noncontrolling interest	5	5	19	16
Adjusted EBITDA attributable to stockholders	$292	$240	$950	$1,078
Adjusted EBITDA profit margin	22.3%	19.1%	19.2%	22.0%
EBITDA profit margin	18.7%	15.4%	15.1%	14.8%
(1)Includes costs associated with restructuring, one-time charges, other non-cash items and the amortization of fair value premiums and discounts resulting from purchase accounting.
(2)Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(3)Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES PROFIT DETAIL SCHEDULE
(in millions, except Tour Flow and VPG)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Tour flow	224,894	206,865	856,676	835,181
VPG	$3,768	$4,026	$3,851	$3,572
Owned contract sales mix	83.8%	81.7%	83.5%	82.0%
Fee-for-service contract sales mix	16.2%	18.3%	16.5%	18.0%

Contract sales	$852	$837	$3,314	$3,002
Adjustments:
Fee-for-service sales(1)	(138)	(153)	(547)	(540)
Provision for financing receivables losses	(129)	(91)	(422)	(363)
Reportability and other:
Net (deferrals) of sales of VOIs under construction(2)	(61)	(90)	(368)	(52)
Other(3)	(32)	(53)	(165)	(138)
Sales of VOIs, net	$492	$450	$1,812	$1,909
Plus:
Fee-for-service commissions	82	93	328	328
Sales revenue	574	543	2,140	2,237

Cost of VOI sales	46	51	152	239
Sales and marketing expense, net	383	374	1,535	1,459
Real estate expense	429	425	1,687	1,698
Real estate profit	$145	$118	$453	$539
Real estate profit margin(4)	25.3%	21.7%	21.2%	24.1%

Reconciliation of fee-for-service commissions:
Fee-for-service commissions, package sales and other fees	$169	$166	$664	$637
Less: Marketing revenue and other fees(5)	(87)	(73)	(336)	(309)
Fee-for-service commissions	$82	$93	$328	$328

Reconciliation of sales and marketing expense:
Sales and marketing expense	$470	$447	$1,871	$1,768
Less: Package sales and other fees(5)	(87)	(73)	(336)	(309)
Sales and marketing expense, net	$383	$374	$1,535	$1,459
(1)Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)Represents the net impact related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)Includes adjustments for revenue recognition, including sales incentives and amounts in rescission.
(4)Excluding the marketing revenue and other fees adjustment, Real Estate profit margin was 21.9% and 19.2% for the three months ended December 31, 2025 and 2024, and 18.3% and 21.2% for the year ended December 31, 2025 and 2024.
(5)Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives, title service and document compliance.

HILTON GRAND VACATIONS INC.
CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Just-In-Time Contract Sales Mix	6.1%	14.3%	9.2%	19.4%
Fee-For-Service Contract Sales Mix	16.2%	18.3%	16.5%	18.0%
Total Capital-Efficient Contract Sales Mix	22.3%	32.6%	25.7%	37.4%

HILTON GRAND VACATIONS INC.
FINANCING PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Interest income	$129	$122	$500	$468
Other financing revenue	9	8	40	39
Premium amortization of acquired timeshare financing receivables	(4)	23	(27)	(43)
Financing revenue	134	153	513	464
Consumer financing interest expense	31	28	117	99
Other financing expense	20	30	92	82
Amortization of acquired non-recourse debt discounts and premiums, net	2	2	6	7
Financing expense	53	60	215	188
Financing profit	$81	$93	$298	$276
Financing profit margin	60.4%	60.8%	58.1%	59.5%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB PROFIT DETAIL SCHEDULE
(in millions, except for Members and Net Owner Growth)

	Year Ended December 31,
	2025	2024
Total members	722,874	723,968
Consolidated Net Owner Growth (NOG)(1)	(1,094)	5,824
Consolidated Net Owner Growth % (NOG)(1)	(0.2)%	1.1%
(1)Consolidated NOG is a trailing-twelve-month concept which includes total member count for all club offerings for the twelve months ended December 31, 2025; the twelve months ended December 31, 2024 includes only HGV Max and Legacy-HGV-DRI members on a consolidated basis.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Club management revenue	$101	$99	$321	$303
Resort management revenue	118	107	457	419
Resort and club management revenues	219	206	778	722
Club management expense	24	22	87	83
Resort management expense	35	37	140	128
Resort and club management expenses	59	59	227	211
Resort and club management profit	$160	$147	$551	$511
Resort and club management profit margin	73.1%	71.4%	70.8%	70.8%

HILTON GRAND VACATIONS INC.
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Rental revenues	$165	$161	$692	$682
Ancillary services revenues	13	13	54	51
Rental and ancillary services revenues	178	174	746	733
Rental expenses	174	174	738	681
Ancillary services expense	12	11	47	43
Rental and ancillary services expenses	186	185	785	724
Rental and ancillary services profit	$(8)	$(11)	$(39)	$9
Rental and ancillary services profit margin	(4.5)%	(6.3)%	(5.2)%	1.2%

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Sales of VOIs, net	$492	$450	$1,812	$1,909
Fee-for-service commissions, package sales and other fees	169	166	664	637
Financing revenue	134	153	513	464
Real estate sales and financing segment revenues	795	769	2,989	3,010
Cost of VOI sales	(46)	(51)	(152)	(239)
Sales and marketing expense	(470)	(447)	(1,871)	(1,768)
Financing expense	(53)	(60)	(215)	(188)
Marketing package stays	(26)	(19)	(101)	(73)
Share-based compensation	3	3	17	12
Other adjustment items	11	(25)	40	48
Real estate sales and financing segment adjusted EBITDA	$214	$170	$707	$802
Real estate sales and financing segment adjusted EBITDA profit margin	26.9%	22.1%	23.7%	26.6%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Resort and club management revenues	$219	$206	$778	$722
Rental and ancillary services	178	174	746	733
Marketing package stays	26	19	101	73
Resort and club management segment revenue	423	399	1,625	1,528
Resort and club management expenses	(59)	(59)	(227)	(211)
Rental and ancillary services expenses	(186)	(185)	(785)	(724)
Share-based compensation	1	1	8	6
Other adjustment items	—	6	(1)	5
Resort and club segment adjusted EBITDA	$179	$162	$620	$604
Resort and club management segment adjusted EBITDA profit margin	42.3%	40.6%	38.2%	39.5%

HILTON GRAND VACATIONS INC.
ADJUSTED NET INCOME ATTRIBUTABLE TO STOCKHOLDERS AND
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO STOCKHOLDERS (Non-GAAP)
(in millions except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income attributable to stockholders	$48	$20	$81	$47
Net income attributable to noncontrolling interest	5	6	18	13
Net income	53	26	99	60
Income tax expense	40	23	76	76
Income before income taxes	93	49	175	136
Certain items:
Other loss (gain), net	—	12	(7)	11
Impairment expense	1	—	3	2
Acquisition and integration-related expense	20	44	98	237
Other adjustment items(1)	17	(18)	51	62
Adjusted income before income taxes	131	87	320	448
Income tax expense	(50)	(32)	(112)	(154)
Adjusted net income	81	55	208	294
Net income attributable to noncontrolling interest	5	6	18	13
Adjusted net income attributable to stockholders	$76	$49	$190	$281

Weighted average shares outstanding
Diluted	86.6	99.3	91.5	103.1
Earnings per share attributable to stockholders(2):
Diluted	$0.55	$0.19	$0.89	$0.45
Adjusted diluted	$0.88	$0.49	$2.08	$2.73
(1)Includes costs associated with restructuring, one-time charges, other non-cash items and the amortization of fair value premiums and discounts resulting from purchase accounting.
(2)Earnings per share amounts are calculated using whole numbers.

HILTON GRAND VACATIONS INC.
RECONCILIATION OF NON-GAAP PROFIT MEASURES TO GAAP MEASURE
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2025	2024	2025	2024
Net income attributable to stockholders	$48	$20	$81	$47
Net income attributable to noncontrolling interest	5	6	18	13
Net income	53	26	99	60
Interest expense	76	79	311	329
Income tax expense	40	23	76	76
Depreciation and amortization	80	70	273	268
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—	1	2
EBITDA	249	198	760	735
Other loss (gain), net	—	12	(7)	11
Equity in earnings from unconsolidated affiliates(1)	(2)	(6)	(20)	(20)
Impairment expense	1	—	3	2
License fee expense	57	47	214	171
Acquisition and integration-related expense	20	44	98	237
General and administrative	53	52	215	199
Profit	$378	$347	$1,263	$1,335

Real estate profit	$145	$118	$453	$539
Financing profit	81	93	298	276
Resort and club management profit	160	147	551	511
Rental and ancillary services profit	(8)	(11)	(39)	9
Profit	$378	$347	$1,263	$1,335
(1)Excludes impact of interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates of $1 million and $2 million for each of the years ended December 31, 2025, and 2024.